                                                                    EXHIBIT 4(I)

                            COMPUCOM SYSTEMS, INC.
                     NON-QUALIFIED STOCK OPTION AGREEMENT

     CompuCom Systems, Inc., a Delaware corporation, (the "Corporation"), hereby grants to Delbert W. Johnson (the "Optionee") an Option (the "Option") to purchase 10,000 shares of the common stock of the Corporation (the "Option Shares"), par value of $0.01 per share (the "Common Stock"), at the price of $5.75 per share.

                             ADDITIONAL PROVISIONS
                             ---------------------

     1.   Non-Transferability of Option.  The Option granted hereby shall not be
          -----------------------------
transferable by the Optionee except by will or the laws of descent and distribution, shall be exercisable during his lifetime only by him, and after his death only as set forth herein.

     2.   Stock Adjustments.  In the event of any change in the number or class
          -----------------
of shares of Common Stock outstanding by reason of a stock dividend, stock split, subdivision or combination of shares, the number and class of shares of Common Stock subject to the Option granted hereunder, and the exercise price of each outstanding Option, shall be proportionately adjusted (rounded to the nearest whole number of shares).

          In the event that the Corporation is to be dissolved or liquidated, or the Corporation is a party to a merger or consolidation with another corporation in which the Corporation will not be the surviving entity or in which the outstanding shares of Common Stock will be converted into cash, securities or other property, or in the event that the Corporation is a party to a reorganization, then upon exercise of the Options granted hereunder, the Optionee shall be entitled only to receive for the exercise price thereof, the amount of cash, securities or other property into or for which one share of Common Stock was converted or exchanged multiplied by the number of shares of Common Stock subject to such Option.

     3.   Term of Option.  The term of the Option shall be ten (10) years from
          --------------
the date of this Agreement.

     4.   Exercise and Expiration of Option.  The Option granted hereby shall be
          ---------------------------------
exercisable only as follows:

     (a) An Option may be exercised by the Optionee only during the continuance of the Optionee's service on the Board of Directors of the Corporation or in accordance with the provisions of subparagraphs 4(d), (e) and (f) below. Once an Option Share has become vested, the Optionee may exercise his or her Option with respect to such number of Option Shares so vested as the Optionee may elect at any time before the termination of the Option as set forth in this Agreement.

     (b) The Option granted hereby may not be exercised after the expiration of the term thereof, as provided in Section 3 of this Agreement.

     (c) The Option granted hereby shall be exercisable in part or in whole during ten (10) years from the date of this Agreement in accordance with the following vesting schedule:

          Period                              Percentage Vested
          ------                              -----------------

On or before July 20, 1996                         0%
July 21, 1996 to July 20, 1997                     25%
July 21, 1997 to July 20, 1998                     50%
July 21, 1998 to July 20, 1999                     75%
On or after July 21, 1999                          100%

     (d) If the Optionee's service as a director of the Corporation shall terminate other than as a result of the employment of such Optionee by the Corporation, the Optionee's death, or the Optionee's retirement after age 65, the Option granted hereby shall be exercisable by the Optionee at any time within six months after the date of such termination, to the extent the Option was exercisable by the Optionee on the date of such termination, but in no event after the expiration of the term of the Option. If the Option is not exercised as provided in this paragraph (d), it shall expire and shall not thereafter be exercisable.

     (e) If the Optionee's service as a director of the Corporation shall terminate as a result of the employment of such Optionee by the Corporation or the Optionee's retirement after age 65, such Optionee shall retain the right to exercise the installments of his or her Option in accordance with the terms of this Agreement, whether or not such installments were exercisable as of the date the Optionee became an employee or retired.

     (f) If the Optionee's service on the Board of Directors of the Corporation shall terminate by reason of the Optionee's death, the Option granted hereby shall be exercisable by the Optionee's estate or the persons who acquired the right to exercise such Option by bequest or inheritance, at any time within one year after the date of such death to the extent the Option was exercisable by the Optionee on the date of death; provided, however, that in no event shall any Option be exercisable after the expiration of its term. If the Option is not exercised as provided in this paragraph (f), it shall expire and shall not thereafter be exercisable.

     5.   Notice of Exercise of Option and Payment for Shares.  The Optionee
          ---------------------------------------------------
shall deliver to the Corporation written notice of his or her election to exercise all or part of the Option granted hereby, which notice shall specify the number of shares in respect to which the Option is to be exercised.

     The Optionee shall pay the exercise price of the shares of Stock being purchased (a) in cash or its equivalent; (b) in Stock previously acquired by the Optionee, provided that if such Stock was acquired through exercise of an ISO, such Stock has been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), on the date of exercise, or if such Stock was acquired through exercise of an NQSO or of an option under a similar plan, such Stock has been held by the Optionee for a period of more than one year on the date of exercise, and further provided that the Optionee shall not have tendered Stock in payment of the exercise price of any other Option under this Agreement or any other stock option plan of the Corporation within six calendar months of the date of exercise; (c) in any combination of (a) and (b) above; or (d) by delivering a properly executed notice of exercise of the Option to the Corporation and a broker, with irrevocable instructions to the broker to deliver to the Corporation on the settlement date the amount of sale proceeds necessary to pay the exercise price of the Option. In the event the Option price is paid, in whole or in part, with Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of tender of the Stock so tendered in payment of such Option price.

     Unless the Corporation has theretofore notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the 1933 Act and the Corporation has not thereafter notified the Optionee that such registration is no longer effective, it shall be a condition to any exercise of this Option that the Optionee represent to the Corporation in writing at the time the Optionee exercises the Option granted hereby that the Optionee (a) is acquiring the Option Shares for the purpose of investment and not with a view to distribution and will not dispose of such shares in any manner that would involve a violation of applicable securities laws, (b) has been advised and understands that the Option Shares have not been registered under the Securities Act of 1933, are "restricted securities" within the meaning of Rule 144 under the Act, are subject to restrictions on transfer and that the Corporation is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, and (c) understands that the certificates for such Option Shares shall bear an appropriate legend restricting transfer in accordance with applicable securities laws. This representation need not be made if the shares of the Common Stock acquired through the exercise of the Option have been registered with the Securities and Exchange Commission prior to the date of exercise.

     6.   Governing Law.  This Agreement shall be deemed to be made under
          -------------
and shall be construed in accordance with the laws of the State of Delaware.

Date:   July 21, 1995      COMPUCOM SYSTEMS, INC.


                                  By:
                                     -------------------------------------------
                                        Edward R. Anderson
                                        President and Chief Executive Officer

                                  Accepted:


                                  By:
                                     -------------------------------------------
                                        Delbert W. Johnson, Optionee